EXHIBIT 16.1

April 4, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read AdvanSource Biomaterials Corporation's statements included under Item 4.01 of its
Form 8-K filed on April 4, 2012, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP